Exhibit 99.1

Osprey Bitcoin Trust Announces Exploration of Strategic Alternatives

and Voluntary Deregistration

FAIRFIELD, Conn. — March 5, 2024 —Osprey Bitcoin Trust (OTCQX: OBTC), a Delaware statutory trust (the “Trust”), announced today that it is aware that the common units of fractional undivided beneficial interest of the Trust (the “Units”) are trading at a discount to the value of Bitcoin. Osprey Funds, LLC, the sponsor of the Trust (the “Sponsor”), is currently exploring strategic alternatives to maximize unitholder value.

As part of the strategic process, the Sponsor plans to consider a wide range of options, and is in various discussions about a potential sale of the Trust to, or merger with, an existing Bitcoin ETF. In the event such talks do not conclude positively, the Sponsor intends to liquidate and dissolve the Trust within 180 days from today.

The Trust is also announcing its intention to file a certification on Form 15 with the Securities and Exchange Commission (“SEC”) to terminate the registration of the Trust’s Units under Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Upon filing the Form 15, the Trust’s obligation to file certain Exchange Act reports, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. The Trust expects that the deregistration of its Units will become effective 90 days after the filing of the Form 15 with the SEC. While the Units are quoted on the OTCQX, the Trust will remain subject to the OTCQX’s alternative reporting standard.

About Osprey

Osprey Funds, LLC (Osprey) offers common sense solutions to digital asset investing. Based in Fairfield, Connecticut, Osprey is dedicated to building better investment products that offer secure, transparent, and cost-effective access to digital assets. Learn more by visiting https://ospreyfunds.io/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to exploring strategic alternatives that may include a sale of the Trust or a liquidation of the Trust. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Trust’s current beliefs, expectations and assumptions regarding the future of the Trust’s business, future plans and strategies. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Except as required by law, the Trust undertakes no obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise.

Investor Contact:

Gregory FCA for Osprey Funds

osprey@gregoryfca.com